EXHIBIT 10.6

SAFEGUARD SCIENTIFICS, INC.
GROUP DEFERRED STOCK UNIT PROGRAM
FOR DIRECTORS

Under the Safeguard Scientifics, Inc. ______ Equity Compensation Plan

     Safeguard Scientifics, Inc. (the “Company”) generally pays retainer fees, Board meeting fees, Committee chair retainer fees, and Committee meeting fees to its directors (“Directors Fees”). By filing the attached form (the “Election Form”) with the Company you will commence participation in the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Directors under the Safeguard Scientifics, Inc.    Equity Compensation Plan (the “Program”). For 2004, you may elect to defer Directors Fees to be earned after June 30, 2004. Your participation in the Program will automatically terminate on the date you cease to be a director and are no longer entitled to receive Directors Fees from the Company.

     The following sets forth a brief description of the tax treatment associated with your election to participate in the Program as well as some of the more significant features and requirements of the Program. However, we encourage you to consult with your tax advisor before making an election to receive deferred shares in lieu of your Directors Fees.

     In general, if you elect to participate in the Program, you may elect to defer all or part of the Directors Fees to be earned after the date of your election. Upon filing your election, you (a) receive in exchange for your Directors Fees a stock award under the Safeguard Scientifics, Inc.     Equity Compensation Plan (the “Plan”) and (b) defer the receipt of the shares under that stock award until the date you terminate service. The stock award will provide you with the right to receive a number of shares of common stock of the Company that is equal to the sum of (1) your Directors Fees divided by the Fair Market Value (as defined in Section 5(b)(ii) of the Plan) of a share of the Company’s common stock (the “Stock”), as of the date on which your Directors Fees otherwise would have been paid (the “Deferral Shares”), plus (2) 25% of your Directors Fees divided by the Fair Market Value of a share of Stock as of the date on which your Directors Fees otherwise would have been paid (“Matching Shares”). If, at the time you make your deferral election, there is a trading blackout period, or if otherwise deemed necessary by the Company, the Directors Fees you elect to defer will be held and invested in a money market account until the close of the blackout period, at which time the deferred Directors Fees will be converted into Deferral Shares and Matching Shares based on the Fair Market Value of a share of Stock on the date the blackout period closed, or, on the date determined by the Company, as applicable.

     You will always be fully vested in your Deferral Shares but, upon the date you cease to provide services to the Company, you shall not be entitled to receive your Matching Shares unless such shares have become vested as described below. Your execution of an Election Form shall constitute acknowledgement that all decisions and determinations by the Company shall be final and binding on the Company, you and any other persons having or claiming an interest under the Program.

     If you make an election in 2004, your deferral election will apply to Directors Fees to be earned after June 30, 2004 for the 2004 calendar year and for Directors Fees to be earned during each calendar year thereafter that you remain a director and are entitled to receive Directors Fees from the Company, unless you elect to cease making deferrals on or before November 30 of the calendar year immediately preceding the calendar year for which you wish your deferral election to cease to apply. Your election with respect to 2004 Directors Fees will be irrevocable once made.

     To elect to defer all or part of the Director Fees to be earned after June 30, 2004 for the 2004 calendar year (and subsequent calendar years), you must complete and file an Election Form with the Company on or before June 11, 2004. If you choose not to defer Directors Fees for 2004 but would like to defer Directors Fees for a subsequent calendar year, you must complete and file an Election Form on or before November 30 of the calendar year immediately preceding the calendar year for which you wish your deferral election to become effective. Once made, your election will be irrevocable with respect to the initial calendar year for which the election is made, and will remain in effect for all subsequent calendar years, unless you revoke your election as described above. Notwithstanding any provision of the Program to the contrary, an election that is made to defer Directors Fees that is made after you first become eligible to participate in this Program must be made within 30 days after you become eligible.

     Upon your filing of the Election Form with the Company, the Company will establish a bookkeeping account in your name (the “Account”). The Account will be credited with the number of Deferral Shares and Matching Shares you will be entitled to receive on a deferred basis. The Deferral Shares and Matching Shares will be subject to the terms of the Plan regarding stock awards, including the terms regarding the treatment of stock awards granted under the Plan upon a Change of Control of the Company (as defined in the Plan).

     If the Company distributes a dividend to its shareholders, the Company will pay you an amount equal to the amount that would have been paid to you if you actually owned the Stock represented by the Deferral Shares and Matching Shares. Any amounts that you receive as a result of the distribution of a dividend will also be treated as ordinary income when you actually receive such amounts.

     You will become vested in 100% of the Matching Shares upon the first anniversary of the date on which your Directors Fees otherwise would have been paid. If you cease to provide services to the Company for any reason other than death, Disability (as defined in the Plan), upon the occurrence of a Change of Control (as defined in the Plan), retirement on or after your 65th birthday, or as a result of your not being nominated by the Corporate Governance Committee for re-election to the Company’s Board of Directors before the Matching Shares have become fully vested, Matching Shares that are not then vested shall be forfeited and must be immediately returned to the Company. If you terminate due to death, Disability, upon the occurrence of a Change of Control, retirement on or after your 65th birthday, or as a result of your not being nominated by the Corporate Governance Committee for re-election to the Company’s Board of Directors, all of your Matching Shares shall automatically become 100% fully vested.

     Ordinarily, upon payment of Directors Fees, you must recognize as ordinary taxable income the amount of such Directors Fees. If you elect to be credited with Deferral Shares and Matching Shares in lieu of cash Directors Fees, your recognition of ordinary income will be postponed until you actually receive the Deferral Shares and Matching Shares. The Fair Market Value of the Stock you receive in respect of the Deferral Shares and the Matching Shares on the

date on which you actually receive them following your termination of service will then be treated as ordinary income. When you sell the Stock, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Stock was held) in an amount equal to the difference between your tax basis in the Stock and the selling price. For the Stock attributable to the Deferral Shares and the Matching Shares, your tax basis will ordinarily be the Fair Market Value of the Stock at the time you receive it.

     In order to benefit from this deferred tax treatment for Directors Fees to be earned after June 30, 2004, you must complete and return an Election Form on or before June 11, 2004. As indicated above, your election will relate to Directors Fees earned after June 30, 2004 for the 2004 calendar year and Directors Fees to be earned for each calendar year thereafter unless you revoke your election on or before November 30 of the calendar year preceding the calendar year for which you wish your deferral election to cease to apply. (An Election Form to defer Directors Fees commencing in 2004 is enclosed). If you do not wish to defer Directors Fees for 2004, but would like to defer Directors Fees for a subsequent calendar year, you must return an Election Form on or before November 30 of the calendar year preceding the calendar year for which you wish your election to become effective.

     In general, the Stock credited to your Account will be distributed to you as soon as possible after the one-year anniversary of the date you cease to provide services to the Company, but in no event later than sixty (60) days thereafter. However, you may elect to have all or a portion of the Stock in your Account distributed to you on a date that is later than the one year anniversary of the date you cease to provide services to the Company by notifying the Company of the date on which you wish to receive a distribution. Such notice must be in writing, set forth the number of shares of Stock that you request to be distributed and be filed with the Company prior to the date on which you cease to provide services to the Company and is irrevocable. Distribution of all of the Deferral Shares and Matching Shares must be made by the later of (i) the date on which you attain age 70 or (ii) the fifth anniversary of your termination of service with the Company.

     You may elect to have the Company distribute Stock to you in a single distribution, or over a period of time, not to exceed five annual installments. You may change this election at any time prior to your termination of service. If you do not make an election, your Account balance will be distributed in a single lump sum as soon as practicable after the one year anniversary of the date you cease to provide services to the Company. However, if your Account balance is less than $50,000 (determined by multiplying the number of shares in your Account by the Fair Market Value of the Shares on the date of your termination) on the date you cease to provide services to the Company, your Account balance will be distributed to you in a single lump sum as soon as reasonably practicable after you cease to provide services to the Company. In the event of a trading blackout period, or as otherwise deemed necessary by the Company, distribution may be delayed until such blackout period closes, or as determined by the Company, as applicable.

     In the event the Company determines that you have encountered an unforeseeable hardship, upon receipt of your written request, you may redeem as many Deferral Shares and vested Matching Shares as necessary to alleviate your hardship up to the number of Deferral Shares and vested Matching Shares in your Account. Stock redeemed as the result of a hardship will be distributed as soon as possible after the Company determines you have encountered an unforeseeable hardship. For purposes of this Program, unforeseeable hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable hardship. Notwithstanding anything in this Program to the contrary, if you receive a distribution of Stock in a calendar year by reason of a hardship, any election you have made under this Program for the remaining portion of the year will be terminated and you will be prohibited from making an election under this Program for the next calendar year.

     If you die before your Account has been fully paid out, the beneficiary designated on your Election Form will receive a distribution of a number of shares of Stock equal to the remaining Deferral Shares and Matching Shares credited to your Account as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Deferral Shares and Matching Shares will be paid to your surviving spouse, or, if none, your estate.

     Upon request, the Company will provide to you a statement showing the number of Deferral Shares and Matching Shares that have been credited to your Account.

     You may make an election to receive Deferral Shares and Matching Shares in lieu of all or part of your Directors Fees and to defer receipt of the Deferral Shares and Matching Shares by completing the attached Election Form and returning it to the Corporate Secretary. If you wish to defer Directors Fees to be earned after June 30, 2004, you must return the completed Election Form no later than June 11, 2004. If you do not wish to make a deferral election for 2004, but wish to defer receipt of Directors Fees for a subsequent calendar year, you must complete an Election Form and return it to the Corporate Secretary no later than November 30 of the calendar year immediately preceding the calendar year for which you wish your deferral election to become effective.

     This Program may be amended, suspended or terminated at any time by the Company; provided, however that no amendment, suspension or termination that occurs after Deferral Shares and Matching Shares have been credited to your Account will adversely effect your rights in such Deferral Shares or Matching Shares without your consent. Notwithstanding the foregoing, the Company may amend or terminate the Plan immediately at any time if the Company deems such amendment or termination appropriate to avoid adverse accounting or tax consequences in connection with the Plan or should the financial accounting rules or tax laws applicable to the Plan be revised so as to subject the Company to adverse accounting consequences or to subject the Company or Plan participants to adverse tax consequences, in connection with the Plan, as determined by the Company in its sole discretion. In addition, the Company reserves the right to freeze the Program at any time and to cease all elections then in place to defer additional Directors Fees. Upon such an election, the Company will communicate to you that the Program has been frozen and that no Directors Fees will be deferred under the Program, regardless of any then current election to the contrary. Deferrals of Directors Fees will thereafter not be permitted until such time, if any, as the Company elects to re-institute the Program. Upon such an event, distributions of Deferral Shares and Matching Shares will continue to be made in accordance with the terms of this Program.

     If you have any questions, please call the Corporate Secretary at 877-506-7371.

SAFEGUARD SCIENTIFICS, INC. _____ EQUITY COMPENSATION PLAN
DEFERRED STOCK UNIT PROGRAM

DEFERRAL ELECTION FORM

Select and complete the following. Except as indicated below, capitalized terms herein have the same meaning as ascribed to such terms under the Safeguard Scientifics, Inc. Group Deferred Stock Unit Program for Directors Under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the “Program”) or under the Safeguard Scientifics, Inc. 1999 Equity Compensation Plan (the “Plan”), as indicated.

☐	Directors Fees. I hereby elect to receive a deferred stock award in lieu of _________% or $_____________________ (select either a percentage or indicate a flat dollar amount) of the Directors Fees (as defined in the Program) I will earn as a result of my serving as a member of the Board of Directors of Safeguard Scientifics, Inc. (the “Company”). I understand that such stock award shall be for a number of shares equal to (a) my Directors Fees divided by the Fair Market Value (as defined in the Plan) of a share of Stock (as defined in the Program) on the date on which I would have otherwise received the Directors Fees (the “Deferral Shares”), plus (b) 25% of my Directors Fees divided by the Fair Market Value of a share of Stock on the date I would otherwise have received my Directors Fees (“Matching Shares”); provided, however, that if at the time I make a deferral election there is a trading blackout period in effect, I understand the Directors Fees I elect to defer will be held and invested in a money market account until the close of the blackout period, at which time the deferred Directors Fees will be converted into Deferral Shares and Matching Shares based on the Fair Market Value of a share of Stock on the date the blackout period closes I understand that once filed, this election will apply to the percentage or dollar amount of Directors Fees indicated above to be earned after June 30, 2004 for the 2004 calendar year and for each calendar year thereafter. I understand that my election is irrevocable with respect to Directors Fees to be earned on or after June 30, 2004 for the 2004 calendar year but that I may revoke this election with respect to subsequent calendar years by filing a notice with the Company no later than November 30 of the calendar year immediately preceding the calendar year for which I wish to revoke my deferral election.

Distributions. I understand that by completing this election form my Deferral Shares and Matching Shares will be distributed to me as soon as is reasonably practicable after the one-year anniversary of the date that I cease to perform services for the Company. I further understand that if I wish to defer distribution of my Deferral Shares and Matching Shares until a date that is after the one-year anniversary of the date I cease to perform services for the Company, I will be required to provide the Company with written notice of the date on which I would like to receive a distribution of my Deferral Shares and Matching Shares, and that such written notice must be received by the Company prior to the date that I cease to provide services to the Company. I further understand that I must receive a distribution of my shares by the later of (i) the date that I attain 70 or (ii) the date that is five years after the date I cease to provide services to the Company.

FORM OF DISTRIBUTION

I hereby elect to have any Deferral Shares and Matching Shares paid to me in the following form [select and complete one of the following]:

☐	In a single distribution at the distribution time for the Account as discussed above.

☐	In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time for the Account discussed above and the remaining installments being made each anniversary thereof.

I understand that I may change this election at any time prior to the date I cease to provide services to the Company.

BENEFICIARY DESIGNATION

Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account:

Name	Address

Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account if the Beneficiary listed above dies before the entire balance of my Account has been distributed.

Name	Address

     This election supersedes any prior election I have made under the Plan.

GRANTEE SIGNATURE	Receipt Acknowledged:

Safeguard Scientifics, Inc.

By:

Date:	Date:

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